UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2013 (December 5, 2013)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2013, effective January 1, 2014, Hyperdynamics Corporation (“we” or “our”) appointed David Wesson, age 54, as Chief Financial Officer.  We announced previously that Paul Reinbolt, our current Chief Financial Officer, will leave on December 31, 2013.  Since 2010, Mr. Wesson has served as our Controller.  He also became our Principal Accounting Officer in October 2011.  From 1988-2009, he was employed by Swift Energy Company, serving as Controller from 2001-2009.  He previously worked at Tenneco Oil Company as a Senior Accountant/Financial Analysis.  Mr. Wesson received a BBA in Accounting from Texas Tech University.  He is a licensed certified public accountant in the state of Texas.

Mr. Wesson will receive an annual salary of $240,000, and he is eligible to receive bonuses based on performance.  On January 2, 2014, he will receive a restricted stock grant of 9,265 shares of our common stock that will vest on January 2, 2015.

Chris DePue, age 30, who currently serves as our manager of SEC Reporting, will become Controller and Principal Accounting Officer, effective January 1, 2014.  Mr. DePue joined Hyperdynamics in May 2011.  He began his accounting career with Ernst & Young in 2007, where he spent four years serving within the firm’s audit practice, most recently as a Senior Auditor.  Mr. DePue holds a Bachelor of Business Administration degree in Accounting and a Master of Science degree in Accountancy from the University of Houston.  He is a licensed certified public accountant in the state of Texas.

Mr. DePue will receive an annual salary of $130,000, and he will be eligible to receive bonuses based on performance.  On January 2, 2014, he will receive a restricted stock grant of 4,412 shares of our common stock that will vest on January 2, 2015.

Item 5.07              Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on December 5, 2013.  This 8-K Report discloses the voting results for all matters voted upon at the Annual Meeting.  Each of the matters voted upon at the Annual Meeting was approved by the Company’s stockholders.

As of the record date for the vote, the Company had 21,047,478 shares of common stock issued and outstanding, with each share entitled to one vote on all matters.  A brief description of the proposals voted upon at the Annual Meeting and the results of the vote for each matter are as follows:

PROPOSAL	FOR	AGAINST	ABSTAIN	BROKER NON- VOTES

Proposal 1: The election of seven directors to serve on the Board for one year terms, with all current directors nominated for re-election.
Ray Leonard	6,538,643	330,682
Robert A. Solberg	6,551,112	318,213
Herman Cohen	6,557,543	311,782
William O. Strange	6,540,735	328,590
Hon. Lord David Owen	6,551,492	317,883
Fred Zeidman	6,524,143	345,182
Ian Norbury	6,562,265	307,060

Proposal 2: The ratification of the appointment of Deloitte & Touche LLP as the company’s independent auditor for the fiscal year ending June 30, 2014.	17,146,171	108,126	72,012	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: December 9, 2013	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	President and Chief Executive Officer